Exhibit 10.1

EIGHTH AMENDMENT TO LEASE

This EIGHTH AMENDMENT TO LEASE (“Eighth Amendment”) is dated as of October 31, 2014, and entered into by and between DWF III CARIBBEAN, LLC, a Delaware limited liability company (“Landlord”), and ACCURAY INCORPORATED, a Delaware corporation (“Tenant”), with reference to the following facts:

A.            Landlord (as successor to I & G Caribbean, Inc.) and Tenant (as successor to Accuray Incorporated, a California corporation) are current parties to the following lease documents for the current lease by Tenant of approximately 73,938 square feet of rentable space in the building located at 1310-1314 Chesapeake Terrace, Sunnyvale, California, and approximately 39,678 rentable square feet of space in the building located at 1320 Chesapeake Terrace, Sunnyvale, California, for a total of approximately 113,616 rentable square feet:

1.             Industrial Complex Lease dated July 9, 2003 (the “Original Lease”) made by MP Caribbean, Inc., as landlord, and Accuray Incorporated, a California corporation, as tenant;

2.             First Amendment to Industrial Complex Lease dated as of December 9, 2004 (the “First Amendment”), made by MP Caribbean, Inc., as landlord, and Accuray Incorporated, a California corporation, as tenant;

3.             Second Amendment to Industrial Complex Lease dated as of September 24, 2006 (the “Second Amendment”), made by BRCP Caribbean Portfolio, LLC (as successor to MP Caribbean, Inc.), as landlord, and Accuray Incorporated, a California corporation, as tenant;

4.             Third Amendment to Industrial Complex Lease dated as of January 16, 2007 (the “Third Amendment”), made by BRCP Caribbean Portfolio, LLC, as landlord, and Accuray Incorporated, a California corporation, as tenant;

5.             Fourth Amendment to Industrial Complex Lease dated as of September 18, 2007 (the “Fourth Amendment”), made by BRCP Caribbean Portfolio, LLC, as landlord, and Tenant (as successor to Accuray Incorporated, a California corporation);

6.             Fifth Amendment to Industrial Complex Lease dated as of April 1, 2008 (the “Fifth Amendment”), made by BRCP Caribbean Portfolio, LLC, as landlord, and Tenant;

7.             Sixth Amendment to Lease dated as of December 18, 2009 (the “Sixth Amendment”), made by I & G Caribbean, Inc. (as successor to BRCP Caribbean Portfolio, LLC), as landlord, and Tenant; and

8.             Seventh Amendment to Lease dated as of June 20, 2014 (the “Seventh Amendment”), made by Landlord and Tenant.

B.            The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, shall be referred to as the “Lease.”

C.            Landlord has entered into a written agreement (the “Purchase Agreement”) whereby Landlord has agreed to sell the Industrial Complex to an unrelated third party purchaser, or its assignee or designee (the entity which would succeed Landlord being referred to herein as “Purchaser”), subject to the terms and conditions of the Purchase Agreement.  If the sale of the Industrial Complex to Purchaser is consummated pursuant to the Purchase Agreement, then the date on which such sale is consummated shall be referred to herein as the “Closing Date,” and the date immediately following the Closing Date shall be referred to herein as the “Adjustment Date.”  As used herein, the term “Partial Closing Month” shall mean that portion of the calendar month in which the Adjustment Date occurs commencing on the Adjustment Date and continuing through and including the last day of such calendar month (it being understood that, if the Closing Date occurs on the last day of a calendar month, then the “Partial Closing Month” shall be the entirety of the following calendar month).

D.            If the Closing Date occurs on or prior to December 31, 2014, then Landlord and Tenant desire (i) to terminate the “Abatement Period” (as that term is defined in Section 2 of the Seventh Amendment) and to increase Tenant’s minimum guaranteed rental otherwise payable under the Lease for the period through and including May 31, 2015, all effective as of 11:59 p.m. (Pacific Time) on the Closing Date, in exchange for and conditioned upon payment to Tenant of the “Rental Increase Payment” (as that term is defined in Section 3 below), and (ii) to cancel and terminate the “New Allowance” (as that term is defined in Section 3.4 of the Work Letter attached as Exhibit A to the Seventh Amendment (the “Seventh Amendment Work Letter”)), in exchange for and conditioned upon payment to Tenant of the “Allowance Cancelation Payment” (as that term is defined in Section 4 below).

E.            Landlord and Tenant desire to amend the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Eighth Amendment.

2.             Minimum Guaranteed Rental.  Prior to the earlier of the Adjustment Date or the commencement of the Seventh Amendment Extended Term (i.e., June 1, 2015), Tenant shall continue to pay minimum guaranteed rental for the Demised Premises in accordance with the terms of Section 4 of the Sixth Amendment, and shall continue to enjoy the abatement of minimum guaranteed rental during the Abatement Period as provided in Section 2 of the Seventh Amendment.  Effective as of 11:59 p.m. (Pacific Time) on the Closing Date, Tenant’s right to abate minimum guaranteed rental shall terminate, and commencing as of 12:00 midnight (Pacific Time) on the Adjustment Date, the minimum guaranteed rental for the Demised Premises for the remainder of the period preceding the Seventh Amendment Extended Term shall be in the following applicable monthly amount payable in advance on the first day of each month as provided in the Lease, as amended by this Eighth Amendment:

TIME PERIOD	MONTHLY MINIMUM GUARANTEED RENTAL
Adjustment Date – 5/31/15	$264,736.31

Notwithstanding the foregoing, minimum guaranteed rental for the Partial Closing Month shall not be payable in advance on the first day of the Partial Closing Month, but shall instead be paid by Tenant within five (5) days after Tenant’s receipt of an invoice therefor.  If the Closing Date occurs on a date other than the last day of a calendar month (such that the Adjustment Date occurs on a date other than the first day of a calendar month), then the minimum guaranteed rental for the Partial Closing Month shall be a sum equal to that proportion of the rent specified above which the number of days in the Partial Closing Month (i.e., the number of days from and including the Adjustment Date to the end of the Partial Closing Month) bears to the total number of days in the calendar month in which the Adjustment Date occurs.  By way of example only, if the Closing Date occurred on November 5, 2014 (and, accordingly, the Adjustment Date occurred on November 6, 2014), then the minimum guaranteed rental for the Partial Closing Month would be $220,613.59 (i.e., $264,736.31 x (25 ÷ 30)), and would be due and payable by Tenant within five (5) days after receipt of an invoice for such amount from Landlord.  Any portion of the minimum guaranteed rental payment paid by Tenant in respect of the calendar month in which the Adjustment Date occurs, if any, that exceeds the product obtained by multiplying (i) the quotient obtained by dividing (A) the number of days in such calendar month that is not in the Partial Closing Month by (B) the aggregate number of days in such calendar month, including the Partial Closing Month, by (ii) the minimum guaranteed rental paid by Tenant for such calendar month without giving effect to this Eighth Amendment, shall be credited toward the minimum guaranteed rental payment for the Partial Closing Month.

3.             Rental Increase Payment; Abatement Cancelation Payment.  Provided the Closing Date occurs, and in consideration for the termination of the Abatement Period and the increase in minimum guaranteed rental otherwise payable under the Lease for the period through and including May 31, 2015, Landlord shall pay to Tenant the “Rental Increase Payment” (as that term is defined below).  The Rental Increase Payment shall be made by Landlord on the Closing Date.  If Tenant theretofore has provided Landlord with written wiring instructions, then Landlord shall cause the Rental Increase Payment to be made by wire transfer of funds out of escrow on the Closing Date; otherwise, Landlord shall send a check in the amount of the Rental Increase Payment to Tenant on the Closing Date.  As used herein the “Rental Increase Payment” shall mean the sum of the amounts set forth below for each full calendar month after the occurrence of the Adjustment Date plus a proportionate share of the amount set forth below for the Partial Closing Month, which proportionate share shall be a sum equal to that proportion of the amount specified below which the number of days in the Partial Closing Month bears to the total number of days in the calendar month in which the Adjustment Date occurs.  Tenant acknowledges and agrees that the Abatement Cancelation Payment contemplated in Section 2 of the Seventh Amendment is included in the Rental Increase Payment, and shall not be due and payable separate and apart from the Rental Increase Payment.

CALENDAR MONTH(S)	MONTHLY AMOUNT OF RENTAL INCREASE PAYMENT
Adjustment Date – 12/31/14	$264,736.31
1/1/15 – 5/31/15	$94,312.31

By way of example only, if the Closing Date occurred on November 5, 2014 (and, accordingly, the Adjustment Date occurred on November 6, 2014), then the Rental Increase Payment would be $956,911.45, consisting of (a) $220,613.59 (i.e., $264,736.31 x (25 ÷ 30)) for the Partial Closing Month, (b) $$264,736.31 for December 2014, and (c) $471,561.55 (i.e., $94,312.31 x 5) for January through May 2015.  By way of further example only, if the Closing Date occurred on October 31, 2014 (and, accordingly, the Adjustment Date occurred on November 1, 2014), then the Rental Increase Payment would be $1,001,034.17, consisting of (i) $264,736.31 for the Partial Closing Month (which would be the entirety of the calendar month of November 2014), (ii) $264,736.31 for December 2014, and (iii) $471,561.55 (i.e., $94,312.31 x 5) for January through May 2015.

4.             Cancelation of New Allowance.  Effective as of the Closing Date, the New Allowance shall be canceled, and Tenant’s right to the New Allowance shall terminate and be of no further force or effect, and all provisions of the Seventh Amendment (including in the Seventh Amendment Work Letter), to the extent providing for Tenant to receive the New Allowance, shall be deemed to be deleted; provide that, any allowance, free rent or concessions provided by Landlord, or work of alteration or improvements performed by Landlord, in connection with the Lease as in effect prior to the Seventh Amendment, shall remain inapplicable to the Seventh Amendment Extended Term; and further provided that, the construction of the “New Tenant Improvements” (as that term is defined in Section 1 of the Seventh Amendment Work Letter) shall continue to be governed by all of the terms and conditions of the Seventh Amendment Work Letter, and without limiting the generality of the foregoing, Tenant shall be obligated to deliver to Landlord, within ten (10) business days after completion of construction of the New Tenant Improvements, all of the documentation that otherwise would have been required to be delivered pursuant to Section 3.2 of the Seventh Amendment Work Letter as a condition to payment of the New Allowance, including, without limitation, unconditional lien waivers from the general contractor and all subcontractors and suppliers.  Provided the Closing Date occurs, and in consideration for the cancelation and termination of the New Allowance, Landlord shall pay to Tenant the sum of $1,729,240.00 (the “Allowance Cancelation Payment”).  The Allowance Cancelation Payment shall be made by Landlord on the Closing Date.  If Tenant theretofore has provided Landlord with written wiring instructions, then Landlord shall cause the Allowance Cancelation Payment to be made by wire transfer of funds out of escrow on the Closing Date; otherwise, Landlord shall send a check in the amount of the Allowance Cancelation Payment to Tenant on the Closing Date.

5.             Failure of Closing Date.  If the Closing Date does not occur on or before December 31, 2014, or the Purchase Agreement is terminated for any reason or no reason, then no adjustment shall be made to the minimum guaranteed rental otherwise payable under the Lease or Tenant’s right to the New Allowance, and Landlord shall have no obligation to pay the Rental Increase Payment or the Allowance Cancelation Payment to Tenant.

6.             General Provisions.

6.1.         Confirmation.  Tenant acknowledges and agrees that:  (a) Tenant is in sole possession of the Demised Premises demised under the Lease; (b) all work, improvements and furnishings required by Landlord under the Lease have been completed and accepted by Tenant; (c) all free rent and any other concession required under the Lease to be granted, used or otherwise satisfied prior to this Eighth Amendment have been granted, used and otherwise satisfied, except for the balance of the Abated Base Rent Amount not yet used as of the date hereof; and (d) it has no offset, claim, recoupment or defense against the payment of rent and other sums and the performance of all obligations of Tenant under the Lease.

6.2.         Miscellaneous.  Landlord and Tenant each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Eighth Amendment.  This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  Except as set forth in this Eighth Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect.  In case of any conflict between any term or provision of this Eighth Amendment and the Lease, the term or provision of this Eighth Amendment shall govern.

6.3.         Counterparts.  This Eighth Amendment may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.  Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Eighth Amendment.  Executed counterparts of this Eighth Amendment exchanged by facsimile transmission or other electronic means shall be fully enforceable.

6.4.         Effectiveness.  The parties agree that the submission of a draft or copy of this Eighth Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations.  Any draft or document submitted by Landlord or its agents to Tenant shall not constitute a reservation of or option or offer in favor of Tenant.  The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Eighth Amendment only if as and when all the parties have executed and delivered this Eighth Amendment to each other.  Prior to the complete execution and delivery of this Eighth Amendment by all parties, each party shall be free to negotiate the form and terms of this Eighth Amendment in a manner acceptable to each party in its sole and absolute discretion.  The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Eighth Amendment by the other party shall be of no force and effect and shall in no way prejudice the party so executing this Eighth Amendment or the party that has not executed this Eighth Amendment.

6.5.         Real Estate Brokers.  Landlord represents and warrants to Tenant that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Eighth Amendment so as to cause the other party to be responsible for the payment of a brokerage commission.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman whom Tenant authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for Tenant in connection with this Eighth Amendment.

6.6.         Authority.  Landlord and Tenant each represents and warrants to the other that it is duly authorized to enter into this Eighth Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

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IN WITNESS WHEREOF, this Eighth Amendment has been executed as of the day and year first above written.

LANDLORD:			TENANT:

DWF III CARIBBEAN, LLC,			ACCURAY INCORPORATED,
a Delaware limited liability company			a Delaware corporation

By:	Divco West Real Estate Services, Inc.,		By:	/s/ Joshua Levine
	a Delaware corporation,		Name:	Joshua Levine
	Its Agent		Its:	CEO

	By:	/s/ Steve Novick
	Name:	Steve Novick	By:	/s/ Gregory Lichtwardt
	Title:	Authorized Signatory	Name:	Gregory E. Lichtwardt
			Its:	CFO